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                                                                   EXHIBIT 23(b)

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 1 to the Registration Statement of The Elder-Beerman Stores Corp. on Form S-1 of our report dated April 10, 1998, (which expresses an unqualified opinion and includes an explanatory paragraph concerning the Company's plan of reorganization), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the references to us under the headings "Selected Consolidated Financial Information" and "Experts" in such Prospectus.


DELOITTE & TOUCHE LLP

July 8, 1998
Dayton, Ohio